                                                                       EXHIBIT 2

                             SHAREHOLDERS' AGREEMENT

     THIS SHAREHOLDERS' AGREEMENT (this "Agreement"), dated as of May 5, 2000, is by and among Coventry Health Care, Inc., a Delaware corporation (the "Company"), Warburg, Pincus Ventures, L.P., a Delaware limited partnership ("WPV"), Warburg, Pincus Equity Partners, L.P., a Delaware limited partnership ("WPEP"), Warburg, Pincus Netherlands Equity Partners I, C.V., a Netherlands limited partnership ("WPNI"), Warburg, Pincus Netherlands Equity Partners II, C.V., a Netherlands limited partnership ("WPNII"), and Warburg, Pincus Netherlands Equity Partners III, C.V., a Netherlands limited partnership ("WPNIII" and, together with WPV, WPEP, WPNI and WPNII, the "Warburg Entities").

                                R E C I T A L S:
                                - - - - - - - -

     WHEREAS, pursuant to the terms of a Purchase Agreement, dated as of the date hereof (the "Purchase Agreement"), by and among WPEP, WPNI, WPNII, WPNIII and Principal Health Care, Inc. ("Principal"), WPEP, WPNI, WPNII and WPNIII have agreed to purchase an aggregate of 10,000,000 shares of Common Stock, par value $.01 per share, of the Company ("Common Stock"); and

     WHEREAS, pursuant to the terms of the Amended and Restated Securities Purchase Agreement, dated as of April 2, 1997, as amended, by and among WPV, Franklin Capital Associates III, L.P. and the Company (the "Warburg Agreement"), and the Shareholders' Agreement, dated as of April 1, 1998, by and among the Company, Principal and Principal Mutual Life Insurance Company (the "Principal Agreement"), the consent of the Company is required for the purchase and sale of the Common Stock as contemplated by the Purchase Agreement; and.

     WHEREAS, the Company has agreed to consent to the purchase and sale of the Common Stock in accordance with the terms of the Purchase Agreement, subject to the terms and conditions set forth herein.

     NOW THEREFORE, in consideration of the foregoing premises and the mutual covenants and agreements set forth herein, and intending to be legally bound hereby, the parties hereto agree as follows:

     SECTION 1. RESTRICTION ON RESALE; LEGEND.

     (a) RESALE OF SECURITIES. The Warburg Entities hereby covenant that:

          (i) they will not, directly or indirectly, sell or otherwise Transfer any shares of Common Stock Owned by them, except pursuant to an effective registration under the Securities Act or in a transaction which, in the opinion of counsel reasonably satisfactory to the Company, qualifies as an exempt transaction under the Securities Act and the rules and regulations promulgated thereunder; and

          (ii) on or before the fifth anniversary of the Closing Date, they will not, directly or indirectly, sell or otherwise Transfer, or permit any of their Affiliates, directly or indirectly, to sell or to Transfer any shares of Common Stock Owned by them to any person if such person (together with the Affiliates of such person) would Own, after giving effect to such sale or Transfer, more than 9.9% of the outstanding shares of Common Stock, provided, however, that the Warburg Entities may sell or Transfer shares of Common Stock to one of their Affiliates if such Affiliate agrees to be bound by the terms of this Agreement. The foregoing restrictions shall not apply to any sale or Transfer made (A) pursuant to an effective registration under the Securities Act, (B) pursuant to and in compliance with Rule 144 under the Securities Act, (C) pursuant to a pro rata distribution by any of the Warburg Entities to its partners or (D) with the written consent of the Company's Board of Directors.

     (b) STOCK LEGEND. The stock certificates evidencing ownership of the shares of Common Stock acquired by WPEP, WPNI, WPNII and WPNIII under the Purchase Agreement will bear substantially the following legends:

     THE SECURITIES EVIDENCED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), OR ANY STATE SECURITIES LAW, AND MAY NOT BE SOLD, TRANSFERRED OR OTHERWISE DISPOSED OF EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION UNDER THE ACT OR IN A TRANSACTION WHICH, IN THE OPINION OF COUNSEL REASONABLY ACCEPTABLE TO THE COMPANY, IS EXEMPT FROM SUCH REGISTRATION.

     THE SECURITIES EVIDENCED HEREBY ARE SUBJECT TO RESTRICTIONS ON TRANSFER CONTAINED IN THAT CERTAIN SHAREHOLDERS' AGREEMENT, DATED MAY 5, 2000, BETWEEN THE COMPANY AND WARBURG, PINCUS EQUITY PARTNERS, L.P. AND CERTAIN OF ITS AFFILIATES, A COPY OF WHICH AGREEMENT IS ON FILE AT THE OFFICE OF THE SECRETARY OF THE COMPANY. ANY ATTEMPTED TRANSFER OF THE SECURITIES IN VIOLATION OF THE PROVISIONS OF THE SHAREHOLDERS' AGREEMENT SHALL BE VOID AB INITIO AND SHALL NOT BE RECOGNIZED BY THE COMPANY.

     The legend in the first paragraph above shall be removed by the Company from and after the expiration of the holding period for restricted securities under the Securities Act, if the Company shall receive an opinion of counsel, from counsel reasonably acceptable to the Company, that such legend is not required under the

Securities Act or any state securities laws. In addition, whenever any shares cease to be subject to this Agreement and are not otherwise restricted securities, the shareholder thereof shall be entitled to receive from the Company, without expense, upon surrender to the Company of the certificate representing such shares, a new certificate representing such shares, of like tenor but without a legend of the character set forth above.

     SECTION 2. STANDSTILL. The Warburg Entities hereby covenant and agree that, on or before the fifth anniversary of the Closing Date, they will not, and will cause their respective Affiliates to not, without the prior written consent of a majority of the members of the Company's Board of Directors, do any of the following:

     (a) acquire, offer or agree to acquire any shares of Common Stock (or options or warrants to acquire, or securities convertible into or exchangeable for, shares of Common Stock) if, as a result of such acquisition, the Warburg Entities (together with any of their respective Affiliates) would Own more than a number of shares of Common Stock in excess of a number equal to 34.9% of the outstanding shares of Common Stock on a fully diluted basis;

     (b) directly or indirectly commence or participate in a solicitation of proxies either to oppose the election of any person to the Board of Directors or to seek the removal of any Person from the Board of Directors, which person has been nominated by the Nominating Committee of the Board of Directors;

     (c) directly or indirectly make or solicit or assist any third party to make a tender or exchange offer to purchase any shares of Common Stock or make any public announcement concerning, or submit any written proposal to the Board of Directors of the Company for a merger, share exchange, acquisition of substantially all of the assets or similar transaction involving the Company.

     SECTION 3. SUSPENSION OF COVENANTS. The provisions of Section 1(a)(ii) and 2 hereof shall thereafter cease to apply in the event of any of the following:

     (a) the Company issues voting securities in an acquisition by the Company of another corporation or entity by merger, consolidation, exchange offer, purchase of substantially all of the assets or stock, or other form of business combination ("Company Acquisition") to any person as a result of which such person, together with its affiliates, shall own a number of shares of voting securities that shall equal or exceed the number of such shares owned by the Warburg Entities and their respective Affiliates in the aggregate;

     (b) the number of shares of Common Stock then owned by the Warburg Entities and its Affiliates, in the aggregate, shall be less than 10% of the then issued and outstanding shares of Common Stock; or

     (c) the number of shares of Common Stock then owned by any person (other than Mutual, or a person who acquired a number of shares of Common Stock in a Company Acquisition which did not equal or exceed the number of shares owned by

Mutual and its Affiliates in the aggregate, so long as the Company does not permit such person to acquire additional shares of Common Stock) and the Affiliates of such person, in the aggregate, shall be greater than 15% of the issued and outstanding shares of Common Stock

     SECTION 4. MISCELLANEOUS.

     4.1. DEFINITIONS. Capitalized terms used but not defined herein shall have the meaning assigned to such terms in the Purchase Agreement. As used in this Agreement, the following terms have the respective meaning set forth below:

     (a) Affiliate: as to the Warburg Entities, any person a majority of the voting securities of which are Owned by the Warburg Entities, and as to any other person, as defined in Rule 12b-2 under the Exchange Act.

     (b) Exchange Act: the Securities Exchange Act of 1934, as amended.

     (c) person: an individual, partnership, joint-stock company, limited liability company, corporation, trust or unincorporated organization, and a government or agency or political subdivision thereof.

     (d) Securities Act: the Securities Act of 1933, as amended.

     (e) Owns, Own or Owned: shall mean beneficial ownership, within the meaning of Rule 13d-3 under the Exchange Act.

     (f) Transfer: shall mean any sale, assignment, pledge, hypothecation, or other disposition or encumbrance.

     4.2. NOTICES. Any notice required to be given hereunder shall be sufficient if in writing, and sent by facsimile and by courier service (with proof of service), hand delivery or certified or registered mail (return receipt requested and first-class postage prepaid), addressed: (x) if to the Company, at the Company's principal business address at 6705 Rockledge Drive, Suite 100, Bethesda, Maryland 20817, Attention: Dale Wolf (Facsimile: (301) 493-0760) or
(y) if to any of the Warburg Entities, at 466 Lexington Avenue, New York, NY 10019, Attention: Joel Ackerman (Facsimile: 212-878-9351), or (z) to such other address as any party shall specify by written notice so given, and such notice shall be deemed to have been delivered as of the date so telecommunicated, personally delivered or if mailed, the date of receipt.

     4.3. ASSIGNMENT, BINDING EFFECT; BENEFIT. Unless expressly provided in this Agreement, neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any of the parties hereto (whether by operation of law or otherwise) without the prior written consent of the other parties. Subject to the preceding sentence, this Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and assigns.

     4.4. ENTIRE AGREEMENT. This Agreement and the Warburg Agreement (except for
Section 6.6 of the Warburg Agreement, which is superceded in its entirety by this Agreement) constitute the entire agreement among the parties with respect to the subject matter hereof and supersedes all prior agreements and understandings among the parties with respect thereto. No addition to or modification of any provision of this Agreement shall be binding upon any party hereto unless made in writing and signed by all parties hereto.

     4.5. AMENDMENT. This Agreement may not be amended except by an instrument in writing signed on behalf of each of the parties hereto.

     4.6. GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware, without regard to its rules of conflict of laws.

     4.7. HEADINGS. Headings of the sections of this Agreement are for the convenience of the parties only, and shall be given no substantive or interpretive effect whatsoever.

     4.8. INTERPRETATION. In this Agreement, unless the context otherwise requires, words describing the singular number shall include the plural and vice versa, and words denoting any gender shall include all genders and words denoting natural persons shall include corporations and partnerships and vice versa.

     4.9. WAIVERS. Except as provided in this Agreement, no action taken pursuant to this Agreement, including, without limitation, any investigation by or on behalf of any party, shall be deemed to constitute a waiver by the party taking such action of compliance with any representations, warranties, covenants or agreements contained in this Agreement. The waiver by any party hereto of a breach of any provision hereunder shall not operate or be construed as a waiver of any prior or subsequent breach of the same or any other provision hereunder.

     4.10. SEVERABILITY. Any term or provision of this Agreement which is invalid or unenforceable in any jurisdiction shall, as to that jurisdiction, be ineffective to the extent of such invalidity or unenforceability without rendering invalid or unenforceable the remaining terms and provisions of this Agreement or affecting the validity or enforceability of any of the terms or provisions of this Agreement in any other jurisdiction. If any provision of this Agreement is so broad as to be unenforceable, the provision shall be interpreted to be only so broad as is enforceable.

     4.11. ENFORCEMENT OF AGREEMENT. The parties hereto agree that irreparable damage would occur in the event that any of the provisions of this Agreement was not performed in accordance with its specific terms or was otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions hereof, this being in addition to any other remedy to which they are entitled at law or in equity.

     4.12. COUNTERPARTS. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original and all of which together shall be considered one and the same agreement.

                                                                       EXHIBIT 2

     IN WITNESS WHEREOF, the parties have executed this Agreement and caused the same to be duly delivered on their behalf on the day and year first written above.

                                        COVENTRY HEALTH CARE, INC.

                                        By: /s/ Allen F. Wise
                                            ------------------------------
                                        Name:  Allen F. Wise
                                        Title: President and Chief Executive
                                               Officer

WARBURG, PINCUS VENTURES, L.P.

By: Warburg, Pincus & Co.,
    General Partner

By: /s/ Stephen Distler
    ------------------------------
Name: Stephen Distler


WARBURG, PINCUS EQUITY PARTNERS, L.P.

By: Warburg, Pincus & Co.,
    General Partner

By: /s/ Stephen Distler
    ------------------------------
Name: Stephen Distler


WARBURG, PINCUS NETHERLANDS EQUITY PARTNERS I, C.V.

By: Warburg, Pincus & Co.,
    General Partner

By: /s/ Stephen Distler
    ------------------------------
Name: Stephen Distler


WARBURG, PINCUS NETHERLANDS EQUITY PARTNERS II, C.V.

By: Warburg, Pincus & Co.,
    General Partner

By: /s/ Stephen Distler
    ------------------------------
Name: Stephen Distler

WARBURG, PINCUS NETHERLANDS EQUITY PARTNERS III, C.V.

By: Warburg, Pincus & Co.,
    General Partner

By: /s/ Stephen Distler
    ------------------------------
Name: Stephen Distler


                                       2